UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	April 22, 2020

VITAXEL GROUP LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-55685	30-0803939
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Bangunan Cheong Wing Chan, 4th Floor, No. 41-51, Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia
(Address of principal executive offices)

Registrant’s telephone number, including area code	+ 603 – 2143 – 2889

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01	Other Events

Vitaxel Group Limited (the “Company”) is filling this report in compliance with the SEC’s exemptive order issued on March 25, 2020, providing conditional regulatory relief to public companies affected by recent coronavirus disease 2019 (COVID-19) outbreak.

Our main operation business is carried out through its subsidiaries, Vitaxel SDN BHD and Vitaxel Online Mall SDN BHD, which is based in Kuala Lumpur, Malaysia. On March 16, 2020, the Malaysia government has announced a Movement Control Order (the “MCO”), whereby all offices of company that provide non-essential services are to be closed starting from March 18, 2020. Our principle business activities fall under the non-essential services. Due to this, our office building is now closed and all our staffs are requiring to work from home. Our accounting record are stored in our main server, however only managerial level accounts staff are provided with laptops which can remotely access to the server. The short notice on the implementation of MCO has impaired the ability to closed the individual accounts due to limited human resources that are able to access to the server.

The MCO has been extended until April 28, 2020 as of the date of Form 8-K. The Malaysia government has been extending the MCO twice since March 18, 2020 and we are unable to confirm if April 28, 2020 will be the last MCO period.

The unforeseeable and short notice announcement by the Malaysia government has renders unanticipated delays to completion of the quarterly report ended March 31, 2020. The Company is working to complete the quarterly report as soon as practicable. Based on the available human resource, we intend to file the quarterly report no later than June 29, 2020.

Impact of COVID-19 to the Company

As many parts of the world is currently under lockdown or restrictive movement orders due to the current COVID-19 pandemic, we believe that all companies related to the travel, entertainment and lifestyle industry have been negatively impacted. Our Company is not spared either. We do not foresee any income contribution from this business from January 2020 until the destination areas (in particular South-East Asia and Europe) reopen their countries to allow foreign visitors again.

Our MLM business is also negatively impacted due to the fact that being a business built on fostering personal relationship and expanding new contacts, most distributors are unable to carry out the more important aspects of regular face to face visits and appointments, promotional events and direct coaching to continuously improve their team’s skills, motivation and knowledge of our products. Fortunately, we are still able to connect to our leaders via calls, emails and backoffice announcements and other form of online communication such as Skype and Zoom to keep the leaders and members abreast with our status and development. As such, our MLM operation is still ongoing amid slower than usual.

However, our e-commerce business is marginally affected by the current outbreak. This is because members that are staying at home are still able to place orders from our e-commerce website. Whilst almost all of our merchants who showcase their products on our website are able to fulfil the orders to our customers as courier services are exempted from the lockdown.

We hope that in the coming months more merchants will sign up with us and our members will be more encouraged and enthusiastic to promote our eCommerce website to their family, friends and prospects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VITAXEL GROUP LIMITED
Date:	April 22, 2020	(Registrant)

		By:	/s/ Leong Yee Ming
Leong Yee Ming
Chief Executive Officer